                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in (i) Registration Statement No. 2-93044 on Form S-8, (ii) Registration Statement No. 33-27467 on Form S-8,
(iii) Registration Statement No. 33-27468 on Form S-8, (iv) Registration Statement No. 33-44684 on Form S-3 and (v) Registration Statement No. 33-55944 on Form S-8 of our report dated September 21, 1995, appearing in this Annual Report on Form 10-K of Litton Industries, Inc. and subsidiary companies for the year ended July 31, 1995.

DELOITTE & TOUCHE LLP

Los Angeles, California
October 16, 1995

                                       E-8